Exhibit 99.1

Playboy Signs $122 Million Deal with United Trademark Group to

Accelerate the Growth of its China Business

Playboy to Sell 50% of its China Business, and Receive $112 Million in Guaranteed Payments

Playboy to Receive $10 Million for Brand Support Services

Major Transaction Advances Asset-Light Strategy; A Minimum of $50 Million of the Proceeds to be used for Debt Reduction

LOS ANGELES, CA — February 9, 2026 — Playboy, Inc. (NASDAQ: PLBY) (the “Company” or “Playboy”), a global pleasure and leisure company, today announced that it has entered into definitive agreements to sell 50% of its China business to UTG Brands Management Group (“UTG”), an experienced consumer brands operator in China. Upon closing, UTG will manage all operational aspects of Playboy’s business activities in China, Hong Kong and Macau.

Under the terms of the agreements, Playboy will receive $122 million in total cash, including $45 million payable over two years in exchange for UTG’s acquisition of a 50% interest in the joint venture for Playboy’s China business (the “JV”), $67 million in guaranteed minimum distribution payments over eight years, and $10 million in brand support payments over the next three years. In addition to the annual guaranteed minimum distribution payments to Playboy, which will equal or exceed its current net cash flows from China, Playboy expects to receive incremental annual distributions from its remaining ownership in the JV as UTG grows the business. UTG has paid a $9 million deposit against the purchase price, and the initial closing of the transaction is expected to occur by March 31, 2026, subject to customary closing conditions.

Playboy will use a minimum of $50 million of the proceeds from the transaction to further de-leverage its balance sheet. Including the anticipated reduction in interest expense, the Company expects the transaction to be immediately accretive to earnings.

Mr. Wenming Zhang, CEO of UTG Brands Management Group, commented: “Today, we collectively witness a new beginning for a legendary brand. Playboy is not only an icon of fashion and culture, but also a symbol of a 70-year pursuit of freedom, creativity, and a refined quality of life. We are deeply honored to participate in this acquisition and partnership, bringing renewed contemporary energy to this timeless brand.”

“Looking ahead, we will leverage a global perspective combined with strong local insight to reimagine and strengthen the brand’s appeal — remaining true to its heritage of gentlemanly leisure while embracing the spirit of diversity and innovation that defines the modern era. We believe this partnership will be as solid as bedrock and as radiant as the stars, and we look forward to jointly creating a new chapter of shared success at the intersection of business and culture.”

Ben Kohn, Chief Executive Officer of Playboy, concluded: “We are partnering with UTG, a globally respected operator with a strong track record stewarding leading international brands in China. Partnering with UTG allows them to make a meaningful investment in the future of the brand in China, positioning Playboy for sustained, long-term growth in one of the world’s most important consumer markets. In addition to the $122 million of contracted payments, we expect that our continuing 50% ownership will provide meaningful upside, while materially simplifying our operating model.”

About United Trademark Group

United Trademark Group (UTG), parent of UTG Brands Management Group Ltd., is a global leader in consumer brands, headquartered in Hong Kong, with offices in Toronto and Paris. Leveraging world-class product development, expert supply chain capabilities, and an unrivaled retail distribution network in China, UTG has transformed multiple brands into household names across the region.

Currently managing a diverse portfolio of over 10 brands, UTG generates more than $1.5 billion in annual retail sales across 12 countries. UTG’s offerings span a wide range of industries, including lifestyle apparel, footwear, accessories, and more. Through a mix of owned and licensed brands, UTG develops innovative lifestyle and fashion products that resonate with consumers around the world.

UTG is committed to building brands that go beyond products, creating lifestyles that connect people to the activities and experiences they love.

About Playboy, Inc.

Playboy (Nasdaq: PLBY) is a global pleasure and leisure company, built on one of the most globally recognized brands. By leveraging its iconic intellectual property, Playboy pursues an asset-light model across licensing, digital content, consumer products and experiential offerings, helping consumers worldwide to live more fulfilling lives. To learn more, please visit https://investors.playboy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, business plans and anticipated financial impacts of its strategic partnerships, opportunities and transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, tariffs, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contact

Lucas A. Zimmerman

Managing Director MZ Group – MZ North America

+1 (949) 259-4987

PLBY@mzgroup.us

Public Relations Contact

press@playboy.com

3